TRC Form 12-1
7/90                  Texas Department of Health                Page 1 of 2
                      BUREAU OF RADIATION CONTROL                  090946
                      RADIOACTIVE MATERIAL LICENSE

Pursuant to the Texas Radiation Control Act and Texas Health Department regulations on radiation, and in reliance on statements and representations heretofore made by the licensee, a license is hereby issued authorizing the licensee to receive, acquire, possess and transfer radioactive material listed below; and to use such radioactive material for the purposes) and at the places) designated below. This license is subject to all applicable rules, regulations and orders of the Texas Department of Health (Agency) now or hereafter in effect and to any conditions specified below.
_____________________________________________________________________________
LICENSEE                                 This license is issued pursuant to
                                         and in accordance with an application

1. Name 21st Century Technologies, Inc.    Dated:  September 25, 1996
        Attn: Patricia Wilson              signed by:   Patricia Wilson
                                         _____________________________________
2. Address    2513 East Loop 820 North
              Fort Worth, Texas 76118    3. License Number   Amendment Number
                                             L05013             00
                                         _____________________________________
                                           PREVIOUS AMENDMENTS ARE VOID
                                         _____________________________________
______________________________________   4.    Expiration Date
    RADIOACTIVE MATERIAL AUTHORIZED            October 31, 2003
______________________________________________________________________________

5. Radioisotope  6.Form of Material   7.Maximum        8. Authorized Use
                                        Activity *

A. H-3           A. Sealed            A. No single      A. Possession and storage only
                 source               source to ex-     pursuant to U.S.N.R.C. license
                 (Lumitec Models      ceed 30 mCi       number 30-23697-O1E.
                 CL/1,5/4,85,         each.
                 CL/0,95/3,3,         Total not to
                 SRB Tech. Model      exceed 2,000 Ci
                 PRH-800/G/200)


______________________________________________________________________________________

9. Radioactive material shall only be stored at:

Site Number     Location
-----------     ---------
000             Fort Worth - 2513 East Loop 820 North

10. Each site shall maintain documents and records pertinent to the operations at that site. Copies of all documents and records required by this license shall be maintained for agency review at site 000.

11. The licensee shall comply with the provisions of Parts 11, 12, 13, 21, 22, 40 and 41 of the Texas Regulations for Control of Radiation (TRCR).

12. The individual designated to perform the functions of Radiation Safety Officer (RSO)for activities covered by this license is Patricia Wilson.

13. This license does not authorize the handling or distribution of radioactive material.
14. Sealed sources containing radioactive material shall not be opened or removed from their respective source holders.

                                                             Page 2 of 2
TRC Form 12-1                                                  090947
7/90                    Texas Department of Health          LICENSE NUMBER
                       BUREAU OF RADIATION CONTROL              L05013
                       RADIOACTIVE MATERIAL LICENSE        AMENDMENT NUMBER
                                                                  00


15. Except as specifically provided otherwise by this license, the licensee shall possess and use the radioactive material authorized by this license in accordance with statements, representations, and procedures contained in the following:

       application dated September 25, 1996.

       The TRCR shall prevail over statements contained in the above documents unless such statements are more restrictive than the regulations.







_____________________________________________________________________________
                                           FOR THE TEXAS DEPARTMENT OF HEALTH
DBF:sw
                                             /s/ signature illegible
                                             -----------------------------
Date: October 9, 1996                       Industrial Licensing Project